UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

1200 17th Street, Suite 980, Denver, Colorado 80202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 25, 2012 and effective July 31 2012, the Registrant entered into a Conditional Lease Termination Agreement with CCP/MS SSIII DENVER TABOR CENTER 1 PROPERTY OWNER LLC, a Delaware limited liability company, the landlord in the Registrant’s office lease agreement for its executive offices in Denver Colorado. Under the agreement, Registrant and the landlord agreed that the lease would terminate effective July 31, 2012, earlier than the October 31, 2013 termination date described in the lease. Registrant paid $155,000 and forfeited a security deposit of approximately $14,000 as consideration for the lease termination. Registrant agreed to terminate the lease to reduce its future cash expenses and to continue its efforts to control future operating expenses. A copy of the agreement is attached to this Report as Exhibit 10.1. On July 31, 2012 Registrant relocated its executive offices to 5500 East Yale Avenue, Suite 302, Denver Colorado.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Conditional Lease Termination Agreement with CCP/MS SSIII DENVER TABOR CENTER 1 PROPERTY OWNER LLC, effective July 31, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Conditional Lease Termination Agreement with CCP/MS SSIII DENVER TABOR CENTER 1 PROPERTY OWNER LLC, effective July 31, 2012